VERDIRAMO & VERDIRAMO P.A.

COUNSELORS AT LAW

3163 KENNEDY BOULEVARD, JERSEY CITY, NEW JERSEY 07306
TELEPHONE: 201-798-7082 TELECOPIER: 201-798-4627
E-MAIL: VERDIRAMO@AOL.COM

VINCENT L. VERDIRAMO*
VINCENT S. VERDIRAMO

*MEMBER N.J. AND FLA. BAR

NEW YORK OFFICE

20 EXCHANGE PLACE
43RD FLOOR
NEW YORK, NEW YORK 10005
TELEPHONE: 212-338-9100
TELECOPIER: 212-338-9088

January 9, 2009

Best Health, Inc.
3163 Kennedy Boulevard
Jersey City, New Jersey 07306

Re: Best Health, Inc., Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel for Best Health, Inc., a Florida corporation (the "Company"), in connection with the preparation of the registration statement on Form S-1 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of 16,142,093 shares of the Company's common stock by certain Selling Shareholders as delineated within such Registration Statement.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits attached thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed.

Based upon the foregoing, we are of the opinion that the common stock to be sold by the Company's selling shareholders are validly issued, fully paid and nonassessable. This opinion is based on Florida general corporate law.

Very truly yours,

/s/ Vincent L. Verdiramo

Vincent L. Verdiramo, Esq.

We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption Interests of Named Experts and Counsel in the Registration Statement.

Very truly yours,

/s/ Vincent L. Verdiramo

Vincent L. Verdiramo, Esq.